SETTLEMENT AGREEMENT



     THIS AGREEMENT is entered into as of this 14th day of March, 2001 by and between Eduverse.com, a Nevada corporation (the "Company") and Investor Communications International, Inc. ("Investor").

                                    RECITALS:

     WHEREAS, the Investor has performed consulting and management services for the Company in the past whereby the Company is indebted to Investor in the aggregate amount of $456,896.55 for certain financial, administrative and managerial services performed by Investor, and/or advances provided by Investor, and/or accrued interest on unpaid amounts due to Investor thereunder; and

     WHEREAS, the Company is indebted to Investor for repayment of such aggregate amount of $456,896.55; and

     WHEREAS, the Company and Investor acknowledge that the aggregate amount of $456,896.55 is due and owing Investor (the "Debt"); and

     WHEREAS, the Company agrees to issue to Investor 15,230,000 shares of its restricted common stock at $0.03 per share (the "Shares") as full and complete satisfaction of the Debt pursuant to Company Board of Directors authorized resolutions dated March 14, 2001.


                                    AGREEMENT

     1. The Company shall issue to Investor 15,230,000 Shares in full and complete satisfaction of the Debt.

     2. Investor agrees to accept the issuance and delivery of 15,230,000 Shares in full settlement and satisfaction of the Debt, and further agrees to release and forever discharge the Company from any and all causes of action, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Debt, which Investor now or hereafter can, shall or may have.

     3. Investor is aware that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). Investor understands that the Shares are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Investor understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the Shares and the Shares cannot be resold or otherwise transferred unless applicable federal and state securities laws are complied with or exemptions therefrom are available.

     4. Investor represents and warrants that the Shares are being acquired solely for Investor's own account, for investment purposes only, and not with a view to or in connection with, any resale or distribution. Investor understands that the Shares are nontransferable unless the Shares are registered under the Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed disposition of the Shares will not violate the registration requirements of the Securities Act and any applicable state securities laws. Investor further understands that the Company has no obligations to register the Shares under the Securities Act or to register or qualify the Shares for sale under any state securities laws, or to take any other action, through the establishment of exemption(s) or otherwise, to permit the transfer thereof.

     5. Investor has had an opportunity to ask questions of and received answers from the officers, directors and employees of the Company or a person or persons acting on its or their behalf, concerning the financial position of the Company.

     6. This Settlement Agreement shall be effective as of March 14, 2001, and shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.

                                         EDUVERSE.COM,
                                         a Nevada Corporation


                                         By: /s/ Grant Atkins
                                         --------------------
                                         President


                                         INVESTOR COMMUNICATIONS
                                         INTERNATIONAL, INC.


                                         By:
                                         --------------------
                                         President